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EXHIBIT 10.1

DANVERSBANK

SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

As Amended and Restated Effective as of January 1, 2005

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6.2	UNIFORMITY OF DISCRETIONARY ACTS	6
6.3	LITIGATION	6
6.4	CLAIMS PROCEDURE	6
ARTICLE VII AMENDMENT		8
7.1	RIGHT TO AMEND	8
7.2	AMENDMENT REQUIRED BY LAW	8
ARTICLE VIII TERMINATION		8
8.1	EMPLOYER'S RIGHT TO TERMINATE PLAN	8
8.2	AUTOMATIC TERMINATION OF PLAN	9
8.3	SUCCESSOR TO EMPLOYER	9
ARTICLE IX MISCELLANEOUS		9
9.1	LIMITATIONS ON LIABILITY OF EMPLOYER	9
9.2	CONSTRUCTION	9
9.3	SPENDTHRIFT PROVISION	9

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DANVERSBANK
SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN

Amended and Restated Effective as of January 1, 2005

RECITALS

        This Danversbank Supplemental Executive Retirement Plan (the "Plan") as adopted by Danversbank, formerly known as Danvers Savings Bank (the "Employer"), effective August 1, 2003, as previously amended, is hereby further amended and restated as follows:

        The Plan has been established and will be maintained for the benefit of certain select management or highly compensated employees of the Employer. The purpose of the Plan is to offer eligible employees retirement benefits to supplement their retirement benefits under the Employer's tax-qualified retirement plan(s).

        The Plan is intended to be a "top hat plan" (i.e., an unfunded deferred compensation plan maintained for members of a select group of management or highly compensated employees of the Employer), pursuant to sections 201(2), 301(a)(3) and 401(a)(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

ARTICLE I
DEFINITIONS

        The following terms, as used herein, unless a different meaning clearly is implied by the context, have the following meanings:

        1.1   BENEFICIARY means any individual or individuals so designated in accordance with the provisions of Article V.

        1.2   BENEFIT means the amount accrued by a Participant as determined under Article II.

        1.3   BENEFIT COMMENCEMENT DATE means generally the date on which benefits under the Plan are to be made or commence, which shall be as soon as administratively practicable following the end of the calendar year in which occurs the Participant's termination of employment with the Employer, as provided herein; provided, however, that if benefits are payable on account of the Participant's termination of employment within one (1) year following a Change in Control, the Benefit Commencement Date shall be within 30 days of the Participant's termination of employment. In the event the Participant is considered a "specified employee" within the meaning of Section 409A of the Code, in no event may the Benefit Commencement Date be earlier than six months after the Participant's termination of employment. The preceding notwithstanding, if a Participant's Benefit is payable pursuant to Section 2.2 on account of the Participant's involuntary termination by the Employer without Cause occurring prior to attainment of Early Retirement Age or Normal Retirement Age and prior to a Change in Control, the Participant's Benefit Commencement Date shall be as soon as administratively practicable following the end of the calendar year in which occurs the later of (i) the Participant's sixtieth (60th) birthday, or (ii) the Participant's termination of employment.

        1.4   BOARD means the Board of Directors of the Employer.

        1.5   CAUSE means the occurrence, as reasonably determined by the Board, of the willful and continued failure of a Participant to perform his or her duties, and/or of the willful action, or failure to act, by a Participant that results in actual or expected injury to the Employer, financial or otherwise.

        1.6   CHANGE IN CONTROL means the earliest date upon which one of the following events is consummated: the sale of all or substantially all of the assets of the Danvers Bancorp, Inc. (the "Company") or the Employer; a merger of the Company or the Employer into another banking institution or entity where the Company or the Employer is not the surviving entity; any "person" as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Act") (other than the Company or an entity controlled by the Company (an "Intermediate Holding Company")), together with all "affiliates" and "associates" (as such terms are defined in Rule 12b-2 under the Act)

of such person, shall become the "beneficial owner" (as such term is defined in Rule 13d-3 under the Act), directly or indirectly, of securities of the Company, an Intermediate Holding Company or of the Employer, as the case may be, representing twenty percent (20%) or more of the combined voting power of the Company's, the Intermediate Holding Company's or the Employer's, as the case may be, then outstanding securities having the right to vote in an election of the Board of Directors of the Company, the Intermediate Holding Company or the Employer, as the case may be, in each case other than as a result of an acquisition of securities directly from the Company, the Intermediate Holding Company or the Employer; or, whenever individuals who are Continuing Directors of the Company or of the Employer (as defined hereafter) cease for any reason to constitute at least a majority of the Board of Directors of the Company or the Employer, respectively. For this purpose, a "Continuing Director" shall mean (i) an individual who was a Director of the Company or the Employer as of January 1, 2000, and (ii) any new Director whose election after January 1, 2000 to the Board of Trustees or Directors of the Company or the Employer, as the case may be, was approved by a vote of at least two-thirds (2/3) of the Trustees/Directors of the Company or the Employer, as applicable, who were either Trustees or Directors as of January 1, 2000 or whose election was previously so approved by two-thirds of the Continuing Directors.

        1.7   CODE means the Internal Revenue Code of 1986 and the regulations thereunder, as amended from time to time.

        1.8   DISABILITY means the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, or the Participant is, by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than three months under an accident and health plan of the Employer. If the Participant qualifies to receive Social Security disability benefits, he or she is deemed to have incurred a Disability.

        1.9   EARLY RETIREMENT AGE means the later of a Participant's sixtieth (60th) birthday or the date on which the Participant has completed ten (10) years of service with the Employer, as reasonably determined by the Board.

        1.10 EFFECTIVE DATE means the effective date of this Plan, which shall be August 1, 2003. The effective date of the amendment and restatement of this Plan is as of January 1, 2005.

        1.11 EMPLOYER means Danversbank, its successors and assigns unless otherwise herein provided, or any other corporation or business organization which, with the consent of Danversbank, or its successors or assigns, assumes the Employer's obligations hereunder.

        1.12 ERISA means the Employee Retirement Income Security Act of 1974 and the regulations thereunder, as amended from time to time.

        1.13 FINAL AVERAGE COMPENSATION means the Participant's average annual base salary and bonus, unreduced by any voluntary salary reduction contributions made by the Participant to any Employer-sponsored employee benefit or welfare plan, paid by the Employer to the Participant during the three (3) calendar years within the Participant's last five (5) calendar years of employment with the Employer which yield the largest total. A Participant's Final Average Compensation shall be annualized or pro-rated, as appropriate, in the case of

          (a)   partial calendar years of employment, using the Participant's actual number of years of base salary and bonus if the Participant had been employed for less than the three (3) prior calendar years, or

          (b)   a multi-year bonus or similarly extraordinary item of compensation which is attributable to multiple calendar years, in such manner as the Board shall reasonably determine.

        1.14 401(k) PLAN means the SBERA 401(k) Plan as Adopted by Danversbank.

        1.15 NORMAL RETIREMENT AGE means a Participant's sixty-fifth (65th) birthday.

        1.16 PARTICIPANT means Kevin T. Bottomley, James McCarthy, John J. O'Neil and any other individual who is designated by the Board to be a Participant under the Plan, provided such individual is a member of a select group of the Employer's management or highly compensated employees, within the meaning of sections 201(2), 301(a)(3), and 401(a)(1) of ERISA.

        1.17 PENSION PLAN means the SBERA Pension Plan as Adopted by Danversbank.

        1.18 PIA means the Primary Insurance Amount under Social Security. When determined at an age other than Social Security retirement age, PIA reflects future compensation (from age at determination to Social Security retirement age) equal to compensation in the last calendar year before the determination date. For the year of determination, PIA reflects the greater of actual compensation or compensation in the calendar year before the determination date.

        1.19 PLAN means this Danversbank Supplemental Executive Retirement Plan, as amended from time to time.

ARTICLE II
BENEFITS

        2.1   RETIREMENT BENEFIT.    Upon a Participant's termination of employment with the Employer after having attained Early Retirement Age or Normal Retirement Age, the Participant's Benefit hereunder, when calculated in the form of annual installments beginning at the Benefit Commencement Date, shall consist of fifteen (15) annual payments, each equal to a "designated percentage" of (a) minus (b) minus (c) minus (d), where:

          (a)   equals the Participant's Final Average Compensation;

          (b)   equals the portion of the Participant's accrued benefit under the Pension Plan which is attributable to the Employer contributions made thereto, expressed as a single life annuity payable at Early Retirement Age or Normal Retirement Age, as applicable;

          (c)   equals the portion of the Participant's account under the 401(k) Plan which is attributable to Employer contributions (whether matching or discretionary) made thereto, expressed as a single life annuity payable at Early Retirement Age or Normal Retirement Age, as applicable; and

          (d)   equals one-half (1/2) of the amount the Participant would receive annually in PIA beginning at age sixty-five (65) (or beginning at the actual commencement of PIA, if earlier).

        Each Participant's "designated percentage" is set forth in Schedule I, attached hereto.

        The above notwithstanding, if the Participant terminates employment with the Employer prior to attaining Normal Retirement Age, the Participant's Benefit, calculated as provided above, shall be reduced (unless the Participant's termination of employment with the Employer is caused by the Participant's death or Disability or happens at any time following a Change in Control) by three percent (3%) of the Participant's Benefit multiplied by the number of full years by which the date of the Participant's termination of employment with the Employer precedes the Participant's Normal Retirement Age.

        2.2   PRE-RETIREMENT INVOLUNTARY TERMINATION BENEFIT.    Subject to Section 2.5, if the Participant terminates employment with the Employer prior to attaining Early Retirement Age or Normal Retirement Age, and the termination is due to the Participant's involuntary termination by the

Employer without Cause, the Participant's Benefit shall be determined under Section 2.1 as though the Participant had terminated employment voluntarily upon attaining Early Retirement Age (i.e., the Participant shall receive a Benefit with an appropriate early retirement reduction), but using the Participant's Final Average Compensation, Pension Plan and 401(k) Plan benefits, and PIA as of his or her actual date of termination of employment with the Employer.

        2.3   DISABILITY BENEFITS.    The Participant's Benefit payable hereunder in the event of the Participant's Disability during employment with the Employer but prior to attaining Normal Retirement Age, shall be determined under Section 2.1 as though the Participant had terminated employment upon attaining Normal Retirement Age (i.e., the Benefit shall not decreased by an early retirement reduction), but using the Participant's Final Average Compensation, Pension Plan and 401(k) Plan benefits, and PIA as of his or her date of Disability.

        2.4   DEATH BENEFITS.    In the event of a Participant's termination of employment with the Employer on account of the Participant's death, the Beneficiary's Benefit hereunder, when calculated in the form of annual installments beginning at the Benefit Commencement Date, shall consist of fifteen (15) annual payments, each equal to a "designated percentage" of the Participant's Final Average Compensation. Each Participant's "designated percentage" is set forth in Schedule I, attached hereto.

        2.5   CHANGE IN CONTROL BENEFITS.    In the event of a Participant's termination of employment with the Employer at any time following a Change in Control but prior to attaining Normal Retirement Age, other than a termination by reason of death or Disability, the Participant's Benefit hereunder shall be determined under Section 2.1 as though the Participant had terminated employment upon attaining Normal Retirement Age (i.e., the Benefit shall not decreased by an early retirement reduction), but using the Participant's Final Average Compensation, Pension Plan and 401(k) Plan benefits, and PIA as of his or her date of termination of employment.

        2.6   ACTUARIAL ASSUMPTIONS.    All calculations concerning the Participant's Benefit hereunder, including calculations of the life annuity value of the Participant's benefits under the Pension Plan or the 401(k) Plan, lump sum equivalence of the Benefit or any other calculations that require the utilization of actuarial assumptions, shall be calculated using an interest rate of 6 percent and the mortality table prescribed by Section 417(e) of the Code for qualified retirement plans.

ARTICLE III
ENTITLEMENT TO BENEFITS

        3.1   RETIREMENT.    If the Participant terminates employment with the Employer on or subsequent to the Participant's attainment of Early Retirement Age or Normal Retirement Age for reasons other than death, the Participant's Benefit, as determined pursuant to Section 2.1, shall become payable to the Participant according to the provisions of Article IV.

        3.2   DEATH.    If a Participant dies prior to his or her termination of employment with the Employer, the Beneficiary's Benefit, as determined pursuant to Section 2.4, shall become payable to the Participant's designated Beneficiary according to the provisions of Article IV.

        3.3   CERTAIN TERMINATIONS PRIOR TO RETIREMENT.    If the Participant terminates employment with the Employer prior to the Participant's attainment of Normal Retirement Age as a result of the Participant's Disability or at any time following a Change in Control, or if the Participant terminates employment with the Employer prior to the Participant's attainment of Early Retirement Age or Normal Retirement Age as a result of an involuntary termination by the Employer without Cause that does not follow a Change in Control, the Participant's Benefit, as determined pursuant to Section 2.2, Section 2.3 or Section 2.5, as applicable, shall become payable to the Participant (or to the Participant's legal representative, in the case of incapacity) according to the provisions of Article IV.

        3.4   FORFEITURE.    The Participant and his or her Beneficiary shall forfeit any Benefit accrued under the Plan upon the Participant's termination of employment with the Employer prior to the Participant's Early Retirement Age or Normal Retirement Age, unless the Participant's termination of employment with the Employer was caused by the Participant's death, Disability or involuntary termination by the Employer without Cause, or happens at any time following a Change in Control or termination of the Plan.

ARTICLE IV
DISTRIBUTION OF BENEFITS

        4.1   AMOUNT.    The amount of Benefits payable to a Participant (or his or her Beneficiary or Beneficiaries) shall be determined under Article II.

        4.2   METHOD OF PAYMENT.

          (a)   Cash Distributions. All distributions under the Plan shall be made in cash.

          (b)   Timing of Distribution. A Participant or a Participant's Beneficiary, as applicable, shall receive or commence to receive his or her Benefit on the Benefit Commencement Date.

          (c)   Forms of Distribution. The Participant's Benefit shall be paid in fifteen (15) equal annual installments unless the Participant has elected to receive his or her Benefit in a lump sum. Such election may be made at the commencement of his or her participation in the Plan or during 2006 without restriction. Beginning in 2007, a Participant may change his or her election to an allowable alternative form of distribution by submitting a new election to the Employer, provided that (i) such new election must be submitted at least one (1) year prior to his or her Benefit Commencement Date, (ii) such new election cannot take effect for at least 12 months, and (iii) the new Benefit Commencement Date must be delayed by at least five (5) years from the original Benefit Commencement Date.

        The preceding notwithstanding, a Participant whose employment with the Employer terminates for any reason upon or within one (1) year following a Change in Control shall be paid his or her Benefit in a single lump sum.

        If the Participant dies prior to his or her termination of employment with the Employer, or after termination of employment but prior to the completion of the Participant's Benefit distribution, the Participant's Beneficiary shall receive the Benefit, or the unpaid portion of the Benefit, in the same form as the Benefit was being, or was to be, distributed prior to the Participant's death.

ARTICLE V
BENEFICIARIES; PARTICIPANT DATA

        5.1   DESIGNATION OF BENEFICIARIES.    The Participant from time to time may designate any person or persons (who may be named contingently or successively) to receive such Benefits as may be payable under the Plan upon or after the Participant's death, and such designation may be changed from time to time by the Participant by filing a new designation. Each designation by the Participant will revoke all prior designations by the Participant, shall be in the form prescribed by the Employer and will be effective only when filed in writing with the Employer during the Participant's lifetime.

        In the absence of a valid Beneficiary designation, or if, at the time any Benefit payment is due to a Beneficiary, there is no living Beneficiary validly named by the Participant, the Employer shall pay any such Benefit payment to the Participant's next of kin.

        5.2   INFORMATION TO BE FURNISHED BY PARTICIPANT AND BENEFICIARIES; INABILITY TO LOCATE PARTICIPANT OR BENEFICIARIES.    Any communication, statement or notice addressed to the Participant or to a Beneficiary at his or her last post office address as shown on the Employer's records shall be binding on the Participant or Beneficiary for all purposes of the Plan. The Employer shall not be obliged to search for the Participant or any Beneficiary beyond the sending of a registered letter to such last known address. If the Employer notifies the Participant or any Beneficiary that he or she is entitled to an amount under the Plan and the Participant or Beneficiary fails to claim such amount or make his or her location known to the Employer within three (3) years thereafter, then, except as otherwise required by law, if the location of one or more of the next of kin of the Participant is known to the Employer, the Employer may direct distribution of such amounts to any one or more or all of such next of kin, and in such proportions as the Employer determines. If the location of none of the foregoing persons can be determined, the Employer shall have the right to direct that the amount payable shall be deemed to be a forfeiture and paid to the Employer, except that the dollar amount of the forfeiture, unadjusted for imputed interest in the interim, shall be paid by the Employer if a claim for the Benefit subsequently is made by the Participant or Beneficiary to whom it was payable. If a Benefit payable to the Participant or Beneficiary is subject to escheat pursuant to applicable state law, the Employer shall not be liable to any person for any payment made in accordance with such law.

ARTICLE VI
ADMINISTRATION AND RECORDKEEPING

        6.1   ADMINISTRATIVE AND RECORDKEEPING AUTHORITY.    Except as otherwise specifically provided herein, the Board shall have the sole responsibility for and the sole control of the operation, administration and recordkeeping of the Plan, and shall have the power and authority to take all action and to make all decisions and interpretations which may be necessary or appropriate in order to administer and operate the Plan, including, without limiting the generality of the foregoing, the power, duty and responsibility to:

          (a)   Resolve and determine all disputes or questions arising under the Plan, including the power to determine the rights of the Participant and Beneficiaries, and their respective Benefits, and to remedy any ambiguities, inconsistencies or omissions, in the Plan.

          (b)   Adopt such rules of procedure and regulations as in its opinion may be necessary for the proper and efficient administration of the Plan and as are consistent with the Plan.

          (c)   Implement the Plan in accordance with its terms and the rules and regulations adopted as above.

          (d)   Make determinations concerning the crediting and distribution of the Participant's Benefits.

        6.2   UNIFORMITY OF DISCRETIONARY ACTS.    Whenever in the administration or operation of the Plan discretionary actions by the Employer are required or permitted, such action shall be consistently and uniformly applied to all persons similarly situated, and no such action shall be taken which shall discriminate in favor of any particular person or group of persons.

        6.3   LITIGATION.    In any action or judicial proceeding affecting the Plan, it shall be necessary to join as a party only the Employer. Except as may be otherwise required by law, neither the Participant nor any Beneficiary shall be entitled to any notice or service of process, and any final judgment entered in such action shall be binding on all persons interested in, or claiming under, the Plan.

        6.4   CLAIMS PROCEDURE.    This Section 6.4 is based on final regulations issued by the Department of Labor and published in the Federal Register on November 21, 2000 and codified at 29 C.F.R. section 2560.503-1. If any provision of this Section 6.4 conflicts with the requirements of those regulations, the requirements of those regulations will prevail.

          (a)   Initial Claim. A Participant or Beneficiary (hereinafter referred to as a "Claimant") who believes he or she is entitled to any Benefit under this Plan may file a claim with the Board. The Board shall review the claim itself or appoint an individual or an entity to review the claim.

        The Claimant shall be notified within ninety (90) days after the claim is filed whether the claim is allowed or denied, unless the Claimant receives written notice from the Board or appointee of the Board prior to the end of the ninety (90) day period stating that special circumstances require an extension of the time for decision, such extension not to extend beyond the day which is one hundred eighty (180) days after the day the claim is filed.

        If the Board denies a claim, it must provide to the Claimant, in writing or by electronic communication:

            (i)    The specific reasons for the denial;

            (ii)   A reference to the Plan provision upon which the denial is based;

            (iii)  A description of any additional information or material that the Claimant must provide in order to perfect the claim;

            (iv)  An explanation of why such additional material or information is necessary;

            (v)   Notice that the Claimant has a right to request a review of the claim denial and information on the steps to be taken if the Claimant wishes to request a review of the claim denial; and

            (vi)  A statement of the Claimant's right to bring a civil action under ERISA section 502(a) following a denial on review of the initial denial.

          (b)   Review Procedures. A request for review of a denied claim must be made in writing to the Board within sixty (60) days after receiving notice of denial. The decision upon review will be made within sixty (60) days after the Board's receipt of a request for review, unless special circumstances require an extension of time for processing, in which case a decision will be rendered not later than one hundred twenty (120) days after receipt of a request for review. A notice of such an extension must be provided to the Claimant within the initial sixty (60) day period and must explain the special circumstances and provide an expected date of decision.

        The reviewer shall afford the Claimant an opportunity to review and receive, without charge, all relevant documents, information and records and to submit issues and comments in writing to the Board. The reviewer shall take into account all comments, documents, records and other information submitted by the Claimant relating to the claim regardless of whether the information was submitted or considered in the initial benefit determination.

        Upon completion of its review of an adverse initial claim determination, the Board will give the Claimant, in writing or by electronic notification, a notice containing:

            (i)    its decision;

            (ii)   the specific reasons for the decision;

            (iii)  the relevant Plan provisions on which its decision is based;

            (iv)  a statement that the Claimant is entitled to receive, upon request and without charge, reasonable access to, and copies of, all documents, records and other information in the Plan's files which is relevant to the Claimant's claim for Benefits;

            (v)   a statement describing the Claimant's right to bring an action for judicial review under ERISA section 502(a); and

            (vi)  if an internal rule, guideline, protocol or other similar criterion was relied upon in making the adverse determination on review, a statement that a copy of the rule, guideline, protocol or other similar criterion will be provided without charge to the Claimant upon request.

          (c)   Calculation of Time Periods. For purposes of the time periods specified in this Section, the period of time during which a benefit determination is required to be made begins at the time a claim is filed in accordance with the Plan procedures without regard to whether all the information necessary to make a decision accompanies the claim. If a period of time is extended due to a Claimant's failure to submit all information necessary, the period for making the determination shall be tolled from the date the notification is sent to the Claimant until the date the Claimant responds.

          (d)   Failure of Plan to Follow Procedures. If the Plan fails to follow the claims procedures required by this Section, a Claimant shall be deemed to have exhausted the administrative remedies available under the Plan and shall be entitled to pursue any available remedy under ERISA section 502(a) on the basis that the Plan has failed to provide a reasonable claims procedure that would yield a decision on the merits of the claim.

          (e)   Failure of Claimant to Follow Procedures. A Claimant's compliance with the foregoing provisions of this Article VI is a mandatory prerequisite to the Claimant's right to commence any legal action with respect to any claim for Benefits under the Plan.

ARTICLE VII
AMENDMENT

        7.1   RIGHT TO AMEND.    The Board, by written instrument, shall have the right to amend the Plan at any time and with respect to any provisions hereof, and all parties hereto or claiming any interest hereunder shall be bound by such amendment; provided, however, that no such amendment shall deprive the Participant or any Beneficiary of a right accrued hereunder prior to the date of the amendment, including the right to receive the payment of his or her Benefit upon a Benefit entitlement event, or earlier as provided herein.

        7.2   AMENDMENT REQUIRED BY LAW.    Notwithstanding the provisions of Section 7.1, the Plan may be amended at any time, retroactively if required, if found necessary, in the opinion of the Board, in order to ensure that the Plan is characterized as a non-tax-qualified plan of deferred compensation maintained for members of a select group of management or highly compensated employees as described under Code section 451 and ERISA sections 201(2), 301(a)(3) and 401(a)(1), to conform the Plan to the provisions and requirements of any applicable law (including ERISA and the Code).

ARTICLE VIII
TERMINATION

        8.1   EMPLOYER'S RIGHT TO TERMINATE PLAN.    The Board may not terminate the Plan without the written consent of the Participants. No such termination shall deprive the Participant or any Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the Participant shall become fully and immediately vested in his or her Benefit. The manner of calculation and timing of distribution of such Benefit shall depend upon which Section of Article II is applicable to the Participant (i.e., they shall depend upon the reason for the Participant's ultimate termination of employment with the Employer), except that a Participant's voluntary termination of employment shall be considered an involuntary termination without Cause for these purposes and the Participant's Final Average Compensation, Pension Plan and 401(k) Plan benefits, and PIA as of the date of Plan termination shall apply. Benefits payment to the Participants shall not be accelerated as a result of a Plan termination except to the extent permitted by Section 409A of the Code.

        8.2   AUTOMATIC TERMINATION OF PLAN.    Except in the case of an adoption by a successor to the Employer as provided in Section 8.3, the Plan shall terminate automatically upon the dissolution of the Employer or upon the Employer's merger into or consolidation with any other corporation or business organization which does not specifically adopt and agree to continue the Plan; provided, however, that no such termination shall deprive the Participant or any Beneficiary of a right accrued hereunder prior to the date of termination and provided that, upon termination, the Participant shall become fully and immediately vested in his or her Benefit. The manner of calculation and timing of distribution of such Benefit shall depend upon which Section of Article II is applicable to the Participant (i.e., they shall depend upon the reason for the Participant's ultimate termination of employment with the Employer), except that a Participant's voluntary termination of employment shall be considered an involuntary termination without Cause for these purposes and the Participant's Final Average Compensation, Pension Plan and 401(k) Plan benefits, and PIA as of the date of Plan termination shall apply).

        8.3   SUCCESSOR TO EMPLOYER.    Any corporation or other business organization which is a successor to the Employer by reason of a consolidation, merger or purchase of substantially all of the assets of the Employer shall have the right to become a party to the Plan by adopting the same by resolution of the entity's board of directors or other appropriate governing body. If, within thirty (30) days from the effective date of such consolidation, merger or sale of assets, such new entity does not become a party hereto, as above provided, the Plan shall be terminated automatically, and the provisions of the foregoing Sections shall become operative.

ARTICLE IX
MISCELLANEOUS

        9.1   LIMITATIONS ON LIABILITY OF EMPLOYER.    Neither the establishment of the Plan nor any modification thereof, nor the creation of any account under the Plan, nor the payment of any benefits under the Plan, shall be construed as giving to the Participant or any other person any legal or equitable right against the Employer or any officer or employee thereof, except as provided by law or by any Plan provision.

        9.2   CONSTRUCTION.    If any provision of the Plan is held to be illegal or void, such illegality or invalidity shall not affect the remaining provisions of the Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein. For all purposes of the Plan, where the context permits, the singular shall include the plural, and the plural shall include the singular. Headings of Articles and Sections herein are inserted only for convenience of reference and are not to be considered in the construction of the Plan. The laws of the Commonwealth of Massachusetts shall govern, control and determine all questions of law arising with respect to the Plan and the interpretation and validity of its respective provisions, except where those laws are preempted by the laws of the United States. Participation under the Plan will not give a Participant the right to be retained in the service of the Employer nor any right or claim to any benefit under the Plan unless such right or claim has specifically accrued hereunder.

        The Plan is intended to be and at all times shall be interpreted and administered so as to qualify as an unfunded plan of deferred compensation, and no provision of this Plan shall be interpreted so as to give any individual any right in any assets of the Employer which right is greater than the rights of any general unsecured creditor of the Employer.

        9.3   SPENDTHRIFT PROVISION.    No amount payable to a Participant or any Beneficiary under the Plan will, except as otherwise specifically provided by law, be subject in any manner to anticipation, alienation, attachment, garnishment, sale, transfer, assignment (either at law or in equity), levy, execution, pledge, encumbrance, charge or any other legal or equitable process, and any attempt to do so will be void; nor will any Benefit hereunder be in any manner liable for or subject to the debts, contracts, liabilities, engagements or torts of the person entitled thereto. Further, (i) the withholding of taxes from Plan Benefit payments, (ii) the recovery under the Plan of overpayment of Benefits previously made to the Participant or any Beneficiary, (iii) if applicable, the transfer of benefit rights from the Plan to another plan, or (iv) the direct deposit of Plan Benefit payments to an account in a banking institution (if not actually part of an arrangement constituting an assignment or alienation) shall not be construed as an assignment or alienation.

        In the event that the Participant's or any Beneficiary's Benefits hereunder are garnished or attached by order of any court, the Employer may bring an action for a declaratory judgment in a court of competent jurisdiction to determine the proper recipient of the benefits to be paid under the Plan. During the pendency of said action, any Benefits that become payable shall be held as credits to the Participant or Beneficiary or, if the Employer prefers, paid into the court as they become payable, to be distributed by the court to the recipient as it deems proper at the close of said action.

        IN WITNESS WHEREOF, the Employer has caused this Plan to be executed and its seal to be affixed hereto, effective as of January 1, 2005.

ATTEST/WITNESS:	DANVERSBANK
	By:	(SEAL)
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SCHEDULE I

Name of Participant	Designated Percentage
Kevin T. Bottomley	75%

SCHEDULE I

Name of Participant	Designated Percentage
James McCarthy	65%

SCHEDULE I

Name of Participant	Designated Percentage
John J. O'Neil	65%

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TABLE OF CONTENTS
DANVERSBANK SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
SCHEDULE I
SCHEDULE I
SCHEDULE I